 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2015

Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-142429	65-0493217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6622 Southpoint Drive S., Suite 310, Jacksonville, Florida 32216

 (Address of principal executive offices, including Zip Code)

(904) 296-2807

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

Item 1.01. Entry into a Material Definitive Agreement

As previously reported, on or about December 22, 2014, Corky Wells Electric (“CW Electric”) filed suit in the Circuit Court of Boyd County, Kentucky, against Duos Technologies, Inc. (“Duostech”), the subsidiary of Duos Technologies Group, Inc. (the “Company”), demanding relief related to a promissory note issued by Duostech to CW Electric on December 10, 2008 in the amount of $741,329. The suit was subsequently removed to the United States District Court for the Eastern District of Kentucky, Ashland Division. Previously, Duostech entered into a “Stipulation for Settlement” on September 30, 2009 wherein CW Electric agreed to dismiss a previous lawsuit and Duostech agreed to resume payments on the promissory note. In its suit, CW Electric contended that Duostech breached the terms of that Stipulation for Settlement by not making the required number of payments at the times stipulated therein. CW Electric further contended that due to the breach of payment terms, under the terms of the promissory note, the outstanding amount continued to accrue interest at the rate of 18% per annum, compounded monthly for a total of $1,411,650 due through the future final payment date.

Effective October 28, 2015, Duostech and CW Electric entered into a Settlement and Release Agreement (the “Settlement Agreement”) pursuant to which the parties have agreed to settle the suit upon the payment by Duostech to CW Electric of $550,000 (the “Settlement Amount”) by February 15, 2016. An agreed judgment, evidencing the Company’s agreement to pay the Settlement Amount, was signed by the parties (the “Agreed Judgment”) and such document deposited into escrow with CW Electric’s counsel. At the time of the payment of the Settlement Amount, the Agreed Judgment is to be returned to the Company for destruction.

Under the terms of the Settlement Agreement, Duostech is required to provide on or before November 27, 2015, a letter of intent or other reasonably sufficient documentation from a credible bank or financial institution of such bank or institution’s commitment to extend financing to the Company for the payment of the Settlement Amount (the “Security”). Upon provision of the Security, Duostech will have until February 15, 2016 to pay the Settlement Amount and, if such amount is not paid by such date, then the Agreed Judgment is to be filed with the court and executed upon, with interest due at 12% per annum beginning February 15, 2016. If the Security is not provided by November 27, 2015, then the Agreed Judgment, plus interest at the rate of 12% per annum, is to be then filed with the court action but execution is to be stayed until February 15, 2016.

Upon payment of the Settlement Amount, CW will release the Company, Duostech and affiliates from any action that could have been brought in the suit.

Subject to the year-end management review and independent audit, the Company anticipates that this development will result in a non-cash gain for the quarter ended December 31, 2015 in the approximate amount of $861,650. Amounts of $1,411,650 and $1,411,650 were previously accrued as a contingent lawsuit payable at June 30, 2015 and December 31, 2014, respectively, in the Company’s consolidated financial statements for these periods.

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: November 2, 2015	By:	/s/ Adrian Goldfarb

Chief Financial Officer